EXHIBIT 99.1

EaglePicher Holdings, Inc. and EaglePicher Incorporated

Contact:
Tom Pilholski, (602) 794-9600

EAGLEPICHER HOLDINGS, INC. AND EAGLEPICHER INCORPORATED
ANNOUNCE RETENTION OF GIULIANI CAPTAL ADVISORS LLC AS
FINANCIAL AND STRATEGIC ADVISORS AT EAGLEPICHER AUTOMOTIVE, INC.

Also Provide Guidance on EaglePicher Automotive 2005 Outlook

     PHOENIX, Arizona, February 10, 2005 – EaglePicher Holdings, Inc. and EaglePicher Incorporated (“EPI” and collectively “EaglePicher”) announced that Giuliani Capital Advisors LLC (“GCA”) has been retained as a financial and strategic advisor at EaglePicher Automotive, Inc. GCA will assist EaglePicher Automotive in developing a comprehensive strategy to improve operating and financial performance, including improvements to EaglePicher Automotive’s plant consolidation and China sourcing initiatives. GCA is a boutique financial advisory and investment banking firm that provides independent advice regarding complex business challenges and issues. GCA has approximately 100 professionals located in six offices throughout the United States.

     EaglePicher also stated that EaglePicher Automotive’s financial performance may decline substantially in 2005 compared to 2004 due to continued operating inefficiencies related to plant consolidation and China sourcing initiatives, reduced volumes and two programs totaling approximately $20 million in annual revenues that were resourced.

EaglePicher Incorporated, founded in 1843 and headquartered in Phoenix, Arizona, is a diversified manufacturer and marketer of innovative, advanced technology and industrial products and services for space, defense, environmental, automotive, medical, filtration, pharmaceutical, nuclear power, semiconductor and commercial applications worldwide. The company has 3,900 employees and operates more than 30 plants in the United States, Canada, Mexico and Germany. Additional information on the company is available on the Internet at www.eaglepicher.com.

EaglePicher Holdings, Inc. is the parent of EaglePicher Incorporated.

EaglePicher™ is a trademark of EaglePicher Incorporated.

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PAGE 2/ EAGLEPICHER HOLDINGS, INC. AND EAGLEPICHER
INCORPORATED ANNOUNCE RETENTION OF GIULIANI CAPITAL
ADVISORS LLC AS FINANCIAL AND STRATEGIC ADVISORS AT
EAGLEPICHER AUTOMOTIVE, INC.

Forward-looking Statements. This news release contains statements that, to the extent that they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to maintain existing relationships with customers, demand for our products, our ability to successfully implement productivity improvements and/or cost reduction initiatives, including the performance of automated equipment, accuracy of our estimates to complete contracts on a percentage of completion method of accounting, our ability to source raw materials and components from overseas suppliers, accuracy of our reserves for losses, our ability to consolidate manufacturing plants, our ability to develop, market and sell new products, our ability to obtain raw materials especially certain grades of steel and natural gas on an economic basis, increased government regulation or changing regulatory policies resulting in higher costs and/or restricting output, increased price competition, currency fluctuations, general economic conditions, acquisitions and divestitures, technological developments and changes in the competitive environment in which we operate, as well as factors discussed in our filings with the U.S. Securities and Exchange Commission. We undertake no duty to update the forward-looking statements in this press release and you should not view the statements made as accurate beyond the date of this press release.

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